UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 4, 2022
Date of Report (Date of earliest event reported)

CBIZ, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6050 Oak Tree Boulevard, South, Suite 500
Cleveland, Ohio 44131
(Address of principal executive offices, including zip code)
216-447-9000
(Registrant's telephone number, including area code)
Note Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Common Stock per value $0.01 per share	CBZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Enter into a Material Definitive Agreement.

On May 4, 2022, CBIZ, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “2022 Credit Facility”) by and among CBIZ Operations, Inc. (the “Borrower”), CBIZ, Inc., and Bank of America, N.A., as administrative agent (the “Agent”), and the other financial institutions (collectively, the “Lenders”). The 2022 Credit Facility amends the Amended and Restated Credit Agreement, dated as of April 3, 2018 (the “2018 Credit Facility).
Key terms of the 2022 Credit Facility include:
•An increase in the facility from $400 million to $600 million;
•An extension of the maturity date by 5 years;
•An accordion feature that permits lenders to extend additional $200 million at later date;
•No change in pricing from the 2018 Credit Facility;
•Upsizing of baskets and various sublimits to reflect the increased size of the Company’s business;
•A swing line facility, which provides for same-day funds to cover daily liquidity needs, increased from $25 million to $50 million.

The foregoing description of the 2022 Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Credit Facility, which is attached as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
10.1    Second Amended and Restated Credit Agreement, dated May 4, 2022, by and among CBIZ Operations, Inc., CBIZ, Inc., Bank of America, N.A., as administrative agent, and the other financial institutions.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES:
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2022

CBIZ, Inc.

By:	/s/ Ware H. Grove
Name:	Ware H. Grove
Title:	Chief Financial Officer